Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

For Tender Of Any And All Outstanding

5.50% Senior Notes due 2026

of

IIP Operating Partnership, LP

Pursuant to the Prospectus Dated _______, 2021

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON _______, 2021, UNLESS EXTENDED (THE “EXPIRATION DATE”).

The Exchange Agent for the Exchange Offer is:

GLAS TRUST COMPANY LLC

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for eligible institutions only)

212-202-6246
GLAS TRUST COMPANY LLC	Attn: Transaction Management for IIPR

3 Second Street, Suite 206	Fax cover sheets should provide a call
Jersey City, NJ 07311	back number and request a call back,
Attn: Transaction Management for IIPR	upon receipt.

Email: clientservices.americas@glas.agency	Confirm receipt by calling:
201-839-2200

For Information Call:

201-839-2200

Email: clientservices.americas@glas.agency

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer (as defined below) if (1) certificates for IIP Operating Partnership, LP’s 5.50% Senior Notes due 2026 (the “private notes”) are not immediately available, (2) private notes, the letter of transmittal, and all other required documents cannot be delivered to the exchange agent prior to the expiration date, or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand, or overnight courier to the exchange agent prior to the expiration date, See “The Exchange Offer – Procedures for Tendering – Guaranteed Delivery” in the prospectus.

Transmission of this notice of guaranteed delivery via facsimile to a number other than as set forth above or delivery of this notice of guaranteed delivery to an address other than as set forth above will not constitute a valid delivery.

This notice of guaranteed delivery is not to be used to guarantee signatures. If an “eligible institution” is required to guarantee a signature on a letter of transmittal pursuant to the instructions therein, such signature guarantee must appear in the applicable space provided in the signature box in the letter of transmittal.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to IIP Operating Partnership, LP (the “Company”), upon the terms and subject to the conditions set forth in the prospectus and the letter of transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of private notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption “The Exchange Offer – Procedures for Tendering – Guaranteed Delivery.” The undersigned hereby authorizes the exchange agent to deliver this notice of guaranteed delivery to the Company with respect to the private notes tendered pursuant to the exchange offer.

The undersigned understands that tenders of the private notes will be accepted only in principal amounts equal to $2,000 and integral multiples of $1,000 in excess thereof. The undersigned also understands that tenders of the private notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date. For a withdrawal of a tender of private notes to be effective, it must be made in accordance with the procedures set forth in the prospectus under “The Exchange Offer – Withdrawal of Tenders.”

The undersigned understands that the exchange of any exchange notes for private notes will be made only after timely receipt by the exchange agent of (1) the certificates of the tendered private notes, in proper form for transfer (or a book-entry confirmation of the transfer of such private notes into the exchange agent’s account at The Depository Trust Company), and (2) a letter of transmittal (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the letter of transmittal (or a properly transmitted agent’s message), within three New York Stock Exchange, Inc. trading days after the execution hereof.

All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

X	Date:

X	Address:

Signature(s) of Registered Holder(s) or	Area Code and Telephone No.:
Authorized Signatory

Name(s) of Registered Holder(s):	If private notes will be delivered by book-entry
transfer, provide information below:

Series and Principal Amount of Private	Name of Tendering Institution:
Notes Tendered*:

Certificate No.(s) of Private Notes (if	Depository Account No. with DTC:
available):

*Must be in denominations of $2,000	Transaction Code Number:
and integral multiples of $1,000 in
excess thereof.

DO NOT SEND PRIVATE NOTES WITH THIS FORM. PRIVATE NOTES SHOULD BE SENT TO THE EXCHANGE AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

This notice of guaranteed delivery must be signed by the holder(s) exactly as their name(s) appear(s) on certificate(s) for private notes or on a security position listing as the owner of private notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name:

Capacity:

Address(es):

THE GUARANTEE BELOW MUST BE COMPLETED

GUARANTEE

(Not to be used for Signature Guarantee)

The undersigned, an “eligible guarantor institution” meeting the requirements of the registrar for the private notes, which requirements include membership or participation in the Securities Transfer Agents Medallion Program, or STAMP, or such other “signature guarantee program” as may be determined by the registrar for the private notes in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, hereby guarantees that the private notes to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the prospectus under “The Exchange Offer – Procedures for Tendering – Guaranteed Delivery”), and that the exchange agent will receive (a) such private notes, or a book-entry confirmation of the transfer of such private notes into the exchange agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantees and any other documents required by the letter of transmittal, or a properly transmitted agent’s message, within three New York Stock Exchange, Inc. trading days after the date of execution hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the exchange agent and must deliver the letter of transmittal, or a properly transmitted agent’s message, and private notes, or a book-entry confirmation in the case of a book-entry transfer, to the exchange agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm:

Authorized Signature:

Title:

Address:

Are Code and Telephone Number:

Dated: ________________________, 2021